UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 10, 2010

                           BOK FINANCIAL CORPORATION

             (Exact name of registrant as specified in its charter)



         Oklahoma                       000-19341              73-1373454
         --------                       ---------              ----------
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)


  Bank of Oklahoma Tower, Boston Avenue at Second Street, Tulsa, Oklahoma 74172
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (918) 588-6000

               ______________________N/A__________________________

          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 8.01  - Other Events

On February 9, 2010, Bank of Oklahoma, N.A., a wholly-owned subsidiary of BOK Financial Corporation finalized an agreement to purchase the rights to service approximately $4.1 billion of residential mortgage loans from Charter Bank, Albuquerque, New Mexico, for $34 million in cash. A copy of the press release announcing this transaction is attached as Exhibit 99.1 to this Form 8-K.


ITEM 9.01 Financial Statement and Exhibits

(c)      Exhibits

99.1 Press Release titled "BOK Financial Purchases Rights to Service $4.1 Billion Mortgage Loans from Albuquerque-Based Charter Bank," and dated February 9, 2010

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BOK Financial Corporation


                                   By:          /s/ Steven E. Nell
                                            _________________________________
                                            Steven E. Nell
                                            Executive Vice President
                                            Chief Financial Officer

Date:  February 10, 2010